EXHIBIT 10.G
AMENDMENT NO. 1 TO THE
EL PASO CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
     WHEREAS, El Paso Corporation (the “Company”) maintains the El Paso Corporation Employee Stock Purchase Plan, amended and restated effective as of July 1, 2005 (the “Plan”);
     WHEREAS, pursuant to Section 15 of the Plan, the Board of Directors or the “Committee” (as defined in the Plan) may from time to time make such amendments to the Plan as either of them may deem proper and in the best interests of the Company;
     WHEREAS, the Company desires to clarify provisions of the Plan to reflect the intent of the Board of Directors and the Compensation Committee with respect to adjustments in the number of authorized shares under the Plan.
     NOW THEREFORE, the following amendment shall be made to the Plan:
     Section 3(b) shall be deleted in its entirety and replaced with the following:
     “(b) In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board of Directors or the Committee shall make such adjustments, if any, as it determines are appropriate and equitable (i) to the number of shares authorized for issuance under the Plan and (ii) with respect to the number of shares credited to each Participating Employee’s Plan Account. Any such adjustment shall be final, binding and conclusive on all persons claiming any right or interest under the Plan.”
     IN WITNESS WHEREOF, this amendment has been executed by the undersigned, thereunto duly authorized, effective as of October 26, 2006.

EL PASO CORPORATION

		By:	/s/ Susan B. Ortenstone

Susan B. Ortenstone
Its Senior Vice President, Human Resources and
Administration

ATTEST:

By:	/s/David L. Siddall Corporate Secretary